UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 16, 2014

______________

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 16, 2014, the Company entered into new change of control agreements (each an “Agreement”) with its named executive officers other than its chief executive officer, which Agreements became effective on December 16, 2014  (the “Agreement Effective Date”).  Each Agreement is for a term of three years and terminates upon the third anniversary of the Agreement Effective Date, provided that the Company and the executive may mutually agree to renew the Agreement.

Under each Agreement, if the executive’s employment is terminated without Cause (as defined in the Agreement) or the executive terminates employment by reason of a Constructive Termination (as defined in the Agreement), and either (i) a Change of Control (as defined in the Agreement), or the signing of a binding agreement that could result in a Change of Control, is reasonably expected to occur within 60 days following such termination or (ii) a Change of Control occurred within two years prior to such termination, subject to a general release signed by the executive becoming effective, the executive will receive the following amounts and benefits (the “Severance Benefits”):  (A) an amount equal to (1) one times the executive’s then-current base salary and (2) a cash payment equal to the amount of executive’s Annual Bonus (as defined in the Agreement)  for the fiscal year in which the executive’s Separation from Service (as defined the Agreement) occurs, with such aggregate amount to be paid as a lump sum payment on the 60th day following the date of the executive’s Separation from Service unless required to be paid in installments in order to avoid the imposition of additional income taxes on any executive under Section 409A of the Internal Revenue Code, (B) at the Company’s election, either reimbursement of 12 months of health insurance premiums (under “COBRA” (Internal Revenue Code Section 4980B) or the insurance plan of the applicable jurisdiction) or an equivalent lump sum cash payment paid on the 60th day following the executive’s Separation from Service, and (C) accelerated vesting of all the executive’s equity awards, with a period of 12 months (or until the end of the applicable term of the award, if shorter) following the executive’s Separation from Service in which to exercise any of the executive’s stock options.

The Severance Benefits are subject to the executive’s continued compliance with certain restrictive covenants for the one-year period following the executive’s Separation from Service. The Agreements supersede all prior employment agreements and change of control agreements, respectively, between the Company and each respective executive.

Also on December 16, 2014, the Company amended and restated the existing executive employment agreement with its chief executive officer (the “Original Agreement”) which Original Agreement was effective as of April 28, 2014 and disclosed on Form 8-K on May 9, 2014. The amended and restated executive employment agreement, effective as of December 16, 2014 (the “Amended and Restated Executive Employment Agreement”), provides that the short-term incentive component of the severance payment made in connection with a Separation of Service of the chief executive officer in connection with a Change of Control (as such terms are defined in the Amended and Restated Executive Employment Agreement) shall be equal to 100% of the Annual Bonus, consistent with such term in the Agreements for the other named executive officers.  The Amended and Restated Executive Employment Agreement supersedes the Original Agreement.

The foregoing summaries of the Amended and Restated Executive Employment Agreement and the Agreements do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Executive Employment Agreement of Gregory S. Lang, dated December 16, 2014, and the form of Change of Control Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference in their entirety.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

10.1Amended and Restated Executive Employment Agreement of Gregory S. Lang, dated December 16, 2014.

10.2Form of Change of Control Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-SIERRA, INC.
(Registrant)

	By:	/s/ Alinka Flaminia
Date: December 19, 2014		Alinka Flaminia
Vice President, General Counsel, Corporate
Secretary